Exhibit 10.67

November 8, 2004

Mr. Klaus H. Jung

Reeves Park, Inc.

5050 Lincoln Drive

Suite 470

Edina, MN 55436

Re: Amendment to Manufacturing Agreement

Dear Klaus:

This letter sets forth the agreement of Charles & Colvard, Ltd. (“C&C”) and Reeves Park, Inc. (“Buyer”) to amend the standard Terms and Conditions as set forth in the Manufacturing Agreement dated August 12, 2004 between C&C and Buyer. Notwithstanding any provision of such Terms and Conditions, by mutual agreement C&C and Buyer may extend various terms to Buyer and payment shall be due in full pursuant to the terms as set out on the applicable C&C invoice to Buyer.

Other than as set out in this amendment, the terms and conditions of the Manufacturing Agreement shall remain in effect. If the foregoing meets with your understanding of our agreement, please sign and return one copy of this letter for our files.

Charles & Colvard, Ltd.		Agreed and Accepted by “Buyer”

By:	/s/ James R. Braun	By:	/s/ Klaus Jung
Name:	James R. Braun	Name:	Klaus Jung

Title:	Vice President Finance & CFO	Title:	President